UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2018

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA		02135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

On October 17, 2018, the Company issued the press release attached hereto as Exhibit 99.1.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the “Safe Harbor” section of the press release in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Spokespersons of the Company plan to present the information in the presentation slides attached hereto as Exhibit 99.2.

On October 17, 2018 the Company announced the following information:

Proteostasis Therapeutics, Inc. today announced positive preliminary from three doublet cohorts of the Company’s ongoing Phase 1, randomized, double-blind, placebo-controlled studies of the Company’s proprietary combination therapy doublet, PTI-808 and PTI-801, and an enrollment update from the triplet, PTI-808, PTI-801, and PTI-428, in subjects with cystic fibrosis.

These studies were designed to assess the safety, tolerability, and pharmacokinetics (PK) of PTI-801, a third-generation cystic fibrosis transmembrane conductance regulator (CFTR) corrector, PTI-808, a novel CFTR potentiator, and PTI-428, a novel CFTR amplifier, compared to placebo over a 14-day dosing period in CF subjects across dose levels of each modulator. Changes in sweat chloride (SC) concentration and in percent predicted FEV1 (ppFEV1) were assessed and evaluated as endpoints.

At the time of data cut, 21 subjects were randomized and treated in the first three dose cohorts of the doublet combination of PTI-801 (100 mg, 200 mg, 300 mg) and PTI-808 (50 mg, 100 mg, 300 mg) or received placebo. PK results were as expected and confirmed a once-a-day dosing profile for both PTI-801 and PTI-808. In terms of safety, the compounds were generally well tolerated. No pulmonary exacerbations were reported in the dosing or follow up period of the study.

A dose-dependent improvement in ppFEV1 and sweat chloride concentration was observed across cohorts. For ppFEV1, a maximum and statistically significant increase from baseline to day 7 of +6.3% and at day 14 of +5.9% was reported in the PTI-801 300mg/PTI-808 300mg dose cohort. A statistically significant increase from placebo was also noted from baseline to day 7 of +8.3% and at day 14 of +6.6% in this cohort. A statistically significant decrease in sweat chloride concentration from baseline was also observed at day 7 and at day 14 of approximately 13 mmol/L in the PTI-801 300 mg/PTI-808 300 mg dose cohort. The fourth and highest dose cohort, patients receiving PTI-801 (400 mg) and PTI-808 (300 mg), is ongoing, with data expected in the first quarter of 2019.

The Company also confirmed today that the first dose cohort using the Company’s proprietary triplet combination of PTI-801, PTI-808 and PTI-428, a novel CFTR amplifier, is on track to deliver preliminary data in the fourth quarter of 2018, with complete data from the doublet and triplet cohorts expected in the first quarter of 2019.

Dual Track Development Strategy in CF

In addition to completed studies of PTI-801 and PTI-428 in patients on background Orkambi® therapy, and the ongoing study of the PTI doublet (PTI-808, PTI-801) and the PTI triplet (PTI-808, PTI-801 and PTI-428), Proteostasis is conducting separate studies of PTI-801 and PTI-428 in CF subjects on background Symdeko® therapy. Both studies are underway and are expected to read out in the first quarter of 2019.

In its totality, Proteostasis’ clinical strategy is expected to inform a Phase 3 development path using PTI’s proprietary product candidates either together and/or as add-ons to current standards of care. Based on the anticipated timing of study readouts across this portfolio of programs, the Company expects to be in a position to initiate Phase 3 studies within the next 12-18 months.

Safe Harbor

To the extent that statements in this report are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this report include, without limitation, statements regarding the potential of our proprietary double combination therapy for the treatment of CF, the potential benefit to patients of our proprietary double combination therapy, expected presentations and expected timing of the initiation of, patient enrollment in, data from, and the completion of, our clinical studies and cohorts for our clinical programs. Forward-looking statements made in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported by the Company (noting that these results are based on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility that FDA comments delay, change or do not permit trial commencement, or intended label, or the FDA requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials in a competitive clinical environment, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in the endorsement, if any, by therapeutic development arms of CF patient advocacy groups (and the maintenance thereof), and those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Orkambi® and Symdeko® are trademarks of Vertex Pharmaceuticals Incorporated.

The above information is not an admission as to the materiality of any information therein. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, furnished herewith.

99.2	Presentation slides, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2018	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer